Exhibit 6.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated July 10, 2026, relating to the financial statements of Mak Don Don Inc, as of May 31, 2026 and July 31, 2025, and for the period from August 1, 2025 to May 31, 2026 and from June 27, 2025 (date of incorporation) to July 31, 2025, included in this Annual Report on Form 1-K.

We also consent to the reference to our Firm under the caption "Experts", if any, in such Annual Report on Form 1-K.

/s/ PRIVATCO CPA LIMITED

Hong Kong

July 10, 2026